Exhibit 10.20

CLASS A UNIT ISSUANCE NOTICE

UNDER THE

PJT Partners holdings lp LIMITED PARTNERSHIP AGREEMENT AND

THE PJT Partners Inc. 2015 OMNIBUS INCENTIVE PLAN

(Founder Unit Issuance)

PJT Partners Holdings LP (the “Partnership”), pursuant to the PJT Partners Inc. 2015 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”) and the Partnership’s Second Amended and Restated Limited Partnership Agreement, dated as of October 1, 2015 (as amended, modified or supplemented from time to time, the “LPA”), and pursuant to Section 2.2(a) of the Transaction Agreement, dated as of October 9, 2014, by and among The Blackstone Group L.P., Blackstone Holdings I L.P., New Advisory GP L.L.C., the Partnership, PJT Capital LP, PJT Management, LLC, Paul J. Taubman and certain other limited partners of the Partnership, as amended (the “Transaction Agreement”), hereby issues to the Participant set forth below the number of Class A Units set forth below in exchange for the Acquired Interests (as defined in the Transaction Agreement) transferred by the Participant.  The Class A Units are subject to all of the terms and conditions as set forth herein, in the Class A Unit Issuance Agreement (attached hereto), the LPA and in the Transaction Agreement, all of which are incorporated herein in their entirety.  The Class A Units are subject to the terms and conditions set forth in the Plan and the Plan is incorporated herein, except as otherwise provided in Section 11 of the Class A Unit Issuance Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the LPA.

Participant:	Paul J. Taubman

Date of Issuance:	October 1, 2015

Number of Class A Units:	[Insert No. of Class A Units Issued]

Normal Vesting Schedule:	Provided the Participant has not undergone a Termination at the time of each applicable vesting date (or event):

• 20% of the Class A Units will vest on October 9, 2017; • 30% of the Class A Units will vest on October 9, 2018; and • 50% of the Class A Units will vest on October 9, 2019;

provided, however, that Class A Units will become 100% vested upon a Change in Control (as defined in the Plan) that occurs prior to the Participant undergoing a Termination.

Treatment upon Termination:

Termination Prior to a Board Change of Control:

In the event of a Termination other than by the Participant without Good Reason, by the Partnership for Cause or due to Participant’s death (in each case, other than within 24 months following a Board Change of Control), then all of the Participant’s unvested Class A Units will remain outstanding and continue to vest in accordance with the scheduled vesting dates during the Restriction Period; provided, further, that all of the Participant’s Class A Units shall fully vest upon the earliest of (x) the expiration of the Restriction Period, (y) the Participant’s death and (z) a Change in Control.

In the event of the Participant’s Termination due to death (other than within 24 months following a Board Change of Control), all of the Participant’s Class A Units shall immediately become fully vested.

Termination within 24 Months Following a Board Change of Control:

In the event of a Termination for any reason other than a Termination by the Participant without Board Change Good Reason or by the Partnership for Cause, in each case, within 24 months following a Board Change of Control, then all of the Participant’s unvested Class A Units shall fully vest upon the date of the Participant’s Termination.

Termination after the 24-Month Period Following a Board Change of Control:	Same as Termination Prior to a Board Change of Control, described above.

Forfeiture Events:

In the event of the Participant’s breach of Section I.A., I.B. or I.C. of that certain Partner Non-Competition and Non-Solicitation Agreement between the Participant and the Partnership dated October 9, 2014, that is not cured within thirty (30) days following written notice specifying any such breach in reasonable detail, any then unvested Class A Units shall be forfeited automatically without further action.

In the event of a Termination by the Participant without Good Reason or by the Partnership for Cause, any then unvested Class A Units shall be forfeited automatically without further action.

Distributions:	For so long as the Class A Units remain outstanding, the Participant shall be entitled to receive distributions on both vested and unvested Class A Units in accordance with the terms of the LPA.

Definitions:	“Board Change Good Reason” shall have the meaning set forth in the Partner Agreement.

“Board Change of Control” shall have the meaning set forth in the Partner Agreement.

“Cause” shall have the meaning set forth in the Partner Agreement.

“Change in Control” shall have the meaning assigned to such term under the Plan.

“Class A Unit” shall have the meaning set forth in the LPA.

“Good Reason” shall have the meaning set forth in the Partner Agreement.

“Partner Agreement” means that certain partner agreement by and between the Participant and PJT Partners Holdings LP, as amended, modified or supplemented from time to time.

“Restriction Period” shall have the meaning set forth in the Partner Agreement.

“Termination” shall mean the Participant’s termination of service with the Partnership and its affiliates.

*    *    *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS CLASS A UNIT ISSUANCE NOTICE, THE CLASS A UNIT ISSUANCE AGREEMENT, THE LPA, THE PLAN AND THE TRANSACTION AGREEMENT, AND, AS AN EXPRESS CONDITION TO THE ISSUANCE OF CLASS A UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS CLASS A UNIT ISSUANCE NOTICE, THE CLASS A UNIT ISSUANCE AGREEMENT, THE LPA, THE APPLICABLE PROVISIONS OF THE PLAN AND THE TRANSACTION AGREEMENT.

Participant

PJT PARTNERS HOLDINGS LP

By:
Title:

CLASS A UNIT ISSUANCE AGREEMENT

UNDER THE

PJT Partners Inc.

2015 OMNIBUS INCENTIVE PLAN AND

PJT PARTNERS HOLDINGS LP LIMITED PARTNERSHIP AGREEMENT

(Founder Unit Issuance)

Pursuant to the Class A Unit Issuance Notice (the “Issuance Notice”) delivered to the Participant (as defined in the Issuance Notice), and subject to the terms of this Class A Unit Issuance Agreement (this “Class A Unit Issuance Agreement”), the PJT Partners Inc. 2015 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), the Transaction Agreement and the PJT Partners Holdings LP Second Amended and Restated Limited Partnership Agreement, dated as of October 1, 2015 (as amended, modified or supplemented from time to time, the “LPA”), PJT Partners Holdings LP (the “Partnership”) and the Participant agree as follows.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan, the LPA or in the Issuance Notice, as applicable.

1. Issuance of Class A Units.  Subject to the terms and conditions set forth herein and the applicable terms and conditions set forth in the Plan, the Partnership hereby issues to the Participant the number of Class A Units provided in the Issuance Notice.  The Partnership reserves all rights with respect to the issuing of additional Class A Units hereunder and makes no implied promise to issue additional Class A Units.

2. Vesting.  Subject to the terms and conditions contained herein and the applicable terms and conditions set forth in the Plan, the Class A Units issued under any Issuance Notice shall vest and the restrictions on such Class A Units shall lapse as provided in the applicable Issuance Notice.

3. Partnership; Participant.

(a) The term “Partnership” as used in this Class A Unit Issuance Agreement with reference to employment shall include the Partnership and its affiliates.

(b) Whenever the word “Participant” is used in any provision of this Class A Unit Issuance Agreement under circumstances where the provision should logically be construed to apply to the Personal Planning Vehicles, the Permitted Transferees, the executors, the administrators, or the person or persons to whom the Class A Units may be transferred as otherwise contemplated under the LPA, by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

4. Non-Transferability. The Class A Units are not transferable by the Participant except in accordance with Section 8.03 of the LPA.  Except as otherwise provided herein, no purported assignment or transfer of the Class A Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Class A Units shall terminate and become of no further effect.

5. Notice.  Every notice or other communication relating to this Class A Unit Issuance Agreement between the Partnership and the Participant shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Partnership shall be mailed or delivered to the Partnership at its principal executive office, to the attention of the Office of the General Counsel, and all notices or communications by the Partnership to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Partnership’s records.  Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

6. No Right to Continued Service.  This Class A Unit Issuance Agreement does not confer upon the Participant any right to continue as an employee, partner or other service provider to the Partnership.

7. Binding Effect.  This Class A Unit Issuance Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

8. Waiver and Amendments.  Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Class A Unit Issuance Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Partnership’s behalf by the Committee.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

9. Governing Law. This Class A Unit Issuance Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Notwithstanding anything contained in this Class A Unit Issuance Agreement, the Issuance Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Partnership relating to this Class A Unit Issuance Agreement, the Issuance Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

10. Transaction Agreement and LPA. The terms and provisions of the Transaction Agreement and the LPA are incorporated by reference and made a part of this Class A Unit Issuance Agreement as though set forth in full herein.  In the event of a conflict or inconsistency as between the Transaction Agreement and the LPA or as between this Class A Unit Issuance Agreement and LPA, the LPA shall govern and control in all cases.  By execution of this Class A Unit Issuance Agreement, the Participant hereby irrevocably constitutes and appoints the Partnership as such Participant’s true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record, and file the LPA in the form of Exhibit A attached hereto.

11. Plan.  Pursuant to Section 13(q) of the Plan, in the event of a conflict or inconsistency as between the Plan and the LPA or as between the Plan and this Class A Unit Issuance Agreement (including the Issuance Notice), the LPA and this Class A Unit Issuance Agreement (including the Issuance Notice) shall govern and control, respectively; and the terms and provisions of the Plan are incorporated by reference and made a part of this Class A Issuance Agreement as though set forth herein to the extent not so in conflict or inconsistent.  For purposes of clarity or otherwise, the following Plan provisions shall have limited or no application to the Class A Units issued hereunder, as described below:

(a)	Section 4 (Administration) of the Plan shall not apply, and instead the following provision shall apply:

The Committee shall have the power to interpret this Class A Unit Issuance Agreement, and notwithstanding any provision of the Plan to the contrary (and irrespective of any conflict with the Plan), with respect to all action taken and all interpretations and determinations made by the Committee, such actions, interpretation and determinations shall be subject to de novo review in any dispute, controversy or claim initiated by the Participant (or the Participant’s heirs, successors or assigns) or the Partnership.

(b)	Section 4(c) (Administration) of the Plan shall not be construed to limit the provisions regarding reallocation of Forfeited Units under the LPA.
(c)

Section 5(c) (Grant of Awards; Shares and Partnership Interests Subject to the Plan; Limitations) of the Plan shall not be construed to limit the ability of the Founder to reallocate Forfeited Units under the LPA.

(d)	To the extent contemplated therein, the LPA shall govern and control the subject matter contained in Section 12(a) (Changes in Capital Structure and Similar Events) of the Plan.
(e)	To the extent contemplated therein, the LPA shall govern and control the subject matter contained in Section 13(a) (Amendment and Termination of the Plan) of the Plan.
(f)	To the extent contemplated therein, the LPA shall govern and control the subject matter contained in Section 13(b) (Amendment of Award Agreements) of the Plan.
(g)	To the extent contemplated therein, the LPA shall govern and control the subject matter contained in Section 13(d) (Nontransferability) of the Plan.
(h)	Section 13(e) (Dividends and Dividend Equivalents) of the Plan shall not be construed to limit the ability of the Partnership to pay Tax Distributions under the LPA.

(i)	The LPA shall govern and control the subject matter contained in Section 13(n)(i) (Government and Other Regulations) of the Plan.
(j)

Section 13(n)(ii) (Government and Other Regulations) of the Plan shall not apply except to the extent required by applicable law or the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the shares of common stock under the Plan is listed or quoted.

(k)

Section 13(y) (Clawback/Repayment) of the Plan shall not apply except to the extent required by applicable law or the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the shares of common stock under the Plan is listed or quoted.

(l)

Section 13(z) (Detrimental Activity) of the Plan shall not apply except to the extent required by applicable law or the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the shares of common stock under the Plan is listed or quoted.

12. Recapitalizations, Exchanges, Etc., Affecting Class A Units.  The provisions of this Class A Unit Issuance Agreement shall apply, to the full extent set forth herein with respect to Class A Units, to any and all securities of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Class A Units, by reason of any dividend, distribution, combination, recapitalization, reclassification, merger, consolidation or otherwise.

13. Joinder.  The Participant is hereby joined as a party to the LPA, Exchange Agreement, Tax Receivable Agreement and Registration Rights Agreement (as defined in the Transaction Agreement), and shall execute such additional documents or certificates as the Partnership reasonably requests to evidence the same.

14. Section 83(b) Election. Within 10 days after the Date of Issuance, the Participant shall provide the Partnership with a copy of a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit B hereto. The Participant shall timely (within 30 days of the Date of Issuance) file (via certified mail, return receipt requested) such election with the Internal Revenue Service and shall thereafter notify the Partnership that the Participant has made such timely filings.  The Participant should consult Participant’s tax advisor regarding the consequences of Section 83(b) elections, as well as the receipt, vesting, holding and sale of the Class A Units.